Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100 Houston, TX 77002

NEWS RELEASE

Contact:	Scott D. Winters
Director - Investor Relations
713-579-6190 or 800-934-6083

FOR IMMEDIATE RELEASE

PXP TO PRESENT AT CSFB ENERGY SUMMIT

HOUSTON, Texas, January 27, 2006 – Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) announced today that a representative of the Company is scheduled to present at the CSFB Energy Summit in Vail, Colorado on Wednesday, February 1, 2006 at 9:30 a.m. Mountain Standard time.

Presentation materials for the conference will be available in the Investor Relations section of PXP’s website, http://www.plainsxp.com for 60 days after event date.

PXP is an independent oil and gas company primarily engaged in the upstream activities of acquiring, exploiting, developing and producing oil and gas in its core areas of operation: onshore and offshore California, West Texas and the Gulf Coast region of the United States. PXP is headquartered in Houston, Texas.

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